                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A


                 AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     September 11, 2001
                                                 -------------------------------

                               AstroPower, Inc.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

          Delaware                      000-23657              51-0315860
--------------------------------------------------------------------------------
   (State or other jurisdiction        (Commission           (IRS Employer
         of incorporation)             File Number)       Identification No.)

                    Solar Park, Newark, Delaware 19716-2000
--------------------------------------------------------------------------------
                   (Address of principal executive offices)

Registrant's telephone number, including area code:         302-366-0400
                                                    ----------------------------

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

     (a) Financial statements of business acquired:

         The following financial statements are attached hereto:

         Aplicaciones Tecnicas De La Energia, S.A. Financial Statements for the year ended December 31, 2000:

         -  Independent Auditors' Report
         -  Balance Sheets
         -  Statements of Income
         -  Statements of Stockholders' Equity
         -  Statements of Cashflows
         -  Notes to Financial Statements

         Aplicaciones Tecnicas De La Energia, S.A. Financial Statements for the year ended December 31, 1999:

         -  Independent Auditors' Report
         -  Balance Sheets
         -  Statements of Income
         -  Statements of Stockholders' Equity
         -  Statements of Cashflows
         -  Notes to Financial Statements

         Aplicaciones Tecnicas De La Energia, S.A. Interim Financial Statements for the nine months ended September 30, 2001:

         -  Unaudited Balance Sheet
         -  Unaudited Statement of Income
         -  Unaudited Statement of Cashflows
         -  Notes to Financial Statements

     (b) Condensed pro forma financial information.

         The following Condensed pro forma financial information is attached hereto:

         The Unaudited Condensed Pro Forma Consolidated Financial Statements of AstroPower, Inc. giving effect to the acquisition of Aplicaciones Tecnicas De La Energia, S.A.:

         - Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2001
         - Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2000
         - Notes to the Unaudited Condensed Pro Forma Consolidated Statements of Operations

     (c) Exhibits

         -  Exhibit 23: Consent of Independent Auditors SERESPA, S.A.

                                  Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                              AstroPower, Inc.
                                              (Registrant)



Date: November 23, 2001                By:   /s/ Thomas J. Stiner
                                          ------------------------------

                                              Thomas J. Stiner,
                                          Senior Vice President and
                                          Chief Financial Officer

                         INDEPENDENT AUDITORS' REPORT



To the Stockholders of
Aplicaciones Tecnicas de la Energia, S.A.


We have audited the accompanying balance sheet of Aplicaciones Tecnicas de la Energia, S.A. as of December 31, 2000, and the related statements of income, stockholders' equity and cash flows for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aplicaciones Tecnicas de la Energia, S.A. as of December 31, 2000, and the results of its operations and its cash flows for the year ended December 31, 2000, in conformity with generally accepted accounting principles.



SERESPA, S.A.
(Registered with the number S1053)



Fernando Puyuelo Ramos
Partner

June 22, 2001
Except for note (1). 3, that is September 11, 2001

APLICACIONES TECNICAS DE LA ENERGIA, S.A.
-----------------------------------------

BALANCE SHEET FOR THE YEAR ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------

                                                                                  (In thousands of  Spanish Pesetas)
                                                                                  ----------------------------------

        ASSETS
        ------

CURRENT ASSETS
    Cash and cash equivalents                                                                       37,497
    Accounts receivable
        Trade, net of allowance for doubtful accounts of Pesetas 46.163 Thousands                  809,947
        Other (Public Authorities)                                                                  54,636
    Inventories                                                                                    553,803
                                                                                               -----------
        TOTAL CURRENT ASSETS                                                                     1,455,883

INVESTMENTS IN JOINT VENTURES, net of equity in losses of  Pesetas 17.620 Thousands                 65,601


INTANGIBLE AND DEFERRED EXPENSES, net of
amortization of Pesetas 71.562 Thousands                                                             7,429

PROPERTY AND EQUIPMENT
    Land and buildings                                                                             394,484
    Machinery and equipment                                                                        131,208
    Furniture and fixtures                                                                         130,769
                                                                                               -----------
                                                                                                   656,461
        Less accumulated depreciation                                                             (132,231)
                                                                                               -----------
        TOTAL PROPERTY AND EQUIPMENT-NET                                                           524,230

                                                                                               -----------
    TOTAL ASSETS                                                                                 2,053,143
                                                                                               ===========

        LIABILITIES AND STOCKHOLDERS' EQUITY
        ------------------------------------

SHORT TERM CREDITORS
    Bank loans and credits                                                                         191,897
    Accounts payable                                                                               613,752
    Other short term creditors:
        Public Authorities:
            Income Tax payable                                                                      76,125
            Other debts with Public Authorities                                                     35,459
                                                                                               -----------
        TOTAL SHORT TERM CREDITORS                                                                 917,233

LONG TERM CREDITORS
    Banks loans and credits                                                                        237,631
    Other loans                                                                                      2,674
    Group Companies payable                                                                          3,806
                                                                                               -----------
        TOTAL LONG TERM CREDITORS                                                                  244,111

PROVISIONS FOR RISKS AND EXPENSES                                                                  248,713

STOCKHOLDERS' EQUITY
        Common Stock (19,500 outstanding and issued shares of 10.000 pesetas par value each)       195,000
        Retained earnings                                                                          448,086
                                                                                               -----------
        TOTAL STOCKHOLDERS' EQUITY                                                                 643,086

                                                                                               -----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                   2,053,143
                                                                                               ===========

   To be read in conjunction with accompanying notes to financial statements

APLICACIONES TECNICAS DE LA ENERGIA, S.A.
-----------------------------------------

STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2000
--------------------------------------------------------

                                                         (In thousands of
                                                         Spanish Pesetas)
                                                         ----------------

REVENUES:

    Product sales                                             2,449,194
    Other revenues                                                7,208
                                                            -----------
          Total revenues                                      2,456,402

COST OF REVENUES

    Product sales                                             1,732,855
    Other costs                                                  27,770
                                                            -----------
          Total costs of revenues                             1,760,625

                                                            -----------
          Gross profit                                          695,777
                                                            -----------

OPERATING EXPENSES

    Product development expenses                                 10,579
    General and administrative expenses                         114,030
    Selling expenses                                            260,694
    Other operating expenses                                     38,843
                                                            -----------
          Operating expenses                                    424,146

                                                            -----------
          Net income from operations                            271,631
                                                            -----------

OTHER EXPENSE (INCOME)

    Interest expense/exchange losses                             63,473
    Interest income/exchange gains                              (37,499)
    Other expense                                                14,944
                                                            -----------
          Other expense (net)                                    40,918

                                                            -----------
INCOME BEFORE TAX EXPENSE                                       230,713
                                                            -----------

INCOME TAX EXPENSE                                               76,125

                                                            -----------
NET INCOME                                                      154,588
                                                            -----------

To be read in conjunction with accompanying notes to financial statements

APLICACIONES TECNICAS DE LA ENERGIA, S.A.
-----------------------------------------

STATEMENT OF STOCKHOLDERS' EQUITY FOR THE YEAR ENDED DECEMBER 31, 2000
----------------------------------------------------------------------

                                   (In thousands of Spanish Pesetas)
                                    ---------------------------------


                               Common Stock  Retained earnings     Total
                               ------------  -----------------   ---------

Balance at  31/12/99                195,000            353,496     548,496

Dividends paid out                                     (59,998)    (59,998)

Net income                                             154,588     154,588
                                    -------         ----------   ---------

Balance at  31/12/00                195,000            448,086     643,086
                                    =======         ==========   =========

To be read in conjunction with accompanying notes to financial statements

APLICACIONES TECNICAS DE LA ENERGIA, S.A.
-----------------------------------------

STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2000
------------------------------------------------------------

                                                                                  (In thousands of Spanish Pesetas)
                                                                                  ---------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

    Net income                                                                                  154,588

    Adjustments to reconcile net income to net
    cash provided by operating activities:
         Depreciation and amortization                                                           22,822
         Equity in losses of joint ventures                                                      17,620
         Long term provisions for risks and expenses                                            140,000
         Changes in working capital items:
           Accounts receivable                                                                 (332,335)
           Inventories                                                                           58,129
           Prepaid expenses                                                                         199
           Accounts payable and accrued expenses                                                223,723
           Other                                                                                  1,076
                                                                                          -------------

    Net cash provided by operating activities                                                   285,822

CASH FLOWS FROM INVESTING ACTIVITIES:

      Capital  expenditures                                                                    (189,175)
      Investment in joint ventures                                                              (83,220)
                                                                                          -------------

    Net cash used in investing activities                                                      (272,395)

CASH FLOWS FROM FINANCING ACTIVITIES:

      Increase of long-term debt                                                                 34,416
      Dividends  on reserves paid or credited to accounts payable to stockholders               (59,998)
                                                                                          -------------

    Net cash used in financing activities                                                       (25,582)

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                       (12,155)
                                                                                          -------------

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                                   49,652
                                                                                          -------------

                                                                                          -------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                                         37,497
                                                                                          =============

CASH PAID FOR INCOME TAXES                                                                       28,120
                                                                                          =============

CASH PAID FOR INTEREST                                                                           18,420
                                                                                          =============

   To be read in conjunction with accompanying notes to financial statements

APLICACIONES TECNICAS DE LA ENERGIA, S.A.
-----------------------------------------

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2000
----------------------------------------------------------------------


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.   Description of Business

     Aplicaciones Tecnicas de la Energia, S.A. (the Company) was incorporated in Valencia (Spain) on July 27th, 1983.

     The business of the Company is the manufacturing, purchase, export, commercialization, distribution, representation, installation, assembling, import, rent and sale of systems, equipment and industrial electric data processing and telecommunications components, and other related activities.

     The company operates in only one business segment, as substantially all of its combined revenues, net income and assets are derived from the development, manufacturing, marketing and sale of photovoltaic solar cells, modules and panels for generating solar electric power. Solar cells are semi-conductor devices, which convert sunlight directly into electricity. Solar electric power is used off the electric utility grid for many applications in the communications and transportation industries and in remote villages and homes.

2.   Investment in joint ventures

     The 50% joint venture is accounted for under the equity method of accounting.

3.   Change in the ownership of the Common Stock of the Company

     On September 11, 2001, a deal was closed whereby all the shares of Aplicaciones Tecnicas de la Energia, S.A. (Atersa) are acquired by Astropower Inc. under certain conditions which had been agreed on a preliminary contract signed on July 31, 2001 the most relevant of which are the following:

     The purchase consideration agreed for the shares was Ptas. 4.000 million (Euros 24.040.484,18). Of this amount, Pts 2.333.400 Thousand was paid in cash on the closing date and the remaining portion of the total consideration was paid in restricted securities issued by Astropower Inc., which were transmitted to the Atersa's prior stockholders on the same date. Astropower Inc transmitted 183.984 shares of US $ 0.01 par value each amounting to a nominal value of US $ 1.839,84.

     In addition to the above mentioned price, and subsequently to the closing date, Astropower Inc is committed to adjust the price in the amount of the excess of the working capital of the Company as at September 10, 2001 over the amount of Ptas. 211.159 Thousands which was agreed by both parties as the net working capital of the Company as at December 31, 2000. The net working capital as at September 10, 2001 will be determined in accordance with Spanish generally accepted accounting principles and verified by an independent auditor.

     The sellers are committed to compensate the buyer for any undisclosed losses or for the effects of any misstatements in the accounts, which may appear subsequently to the transaction. The limit of this responsibility is 100% of the purchase price. The sellers provide a banking guarantee in the amount of Spanish Pesetas 582.320 Thousands against which this subsequent losses eventually would be charged.

4.   Cash equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

5.   Fair Value of Financial Instruments

     The Company's financial instruments consist primarily of cash, accounts receivable, accounts payable, accrued expenses and borrowings. The carrying values of cash, accounts receivable, accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these balances.

6.   Inventories

     Inventories are reported at lower of cost of market. Cost is determined using the weighted average method.

7.   Property and Equipment

     The Company accounts for long - lived assets in accordance with the provisions of SFAS No. 121 "Accounting for the Impairment of Long - Lived Assets and for Long - Lived Assets to Be Disposed Of". This Statement requires that long lived assets and certain identifiable intangibles be reviewed for impairment whenever events of changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell.

     Property and equipment is recorded at cost. Depreciation is computed using the straight-line method based on the assets' estimated useful lives, ranging from 3 to 33 years. Repairs, maintenance and minor renewals cost which do not increase the useful life of an asset are charged to expense as incurred.

8.   Capital stock

     The company had issued and outstanding 19.500 shares of Ptas. 10.000 per value each, fully subscribed and paid in.

9.   Revenue Recognition

     Revenue from product sales are recognized when products are shipped.

10.  Product Development Expenses

     These expenses represent the material, labor and overhead cost incurred to develop processes.

11.  Income Taxes

     The Company accounts for income taxes in accordance with the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using current tax rates as no changes are envisaged.

12.  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expense, and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

13.  Basis of preparation of the financial statements

     The Company is incorporated in Spain and subject to the Spanish legislation. The accounting records and filing practices are based on the tax, mercantile and accounting Spanish practices. The accompanying financial statements are based on the Company's records and include the adjustments and reclassifications necessary to adapt to the accounting principles generally accepted in the United States of America.

(2)  INVENTORIES

      A summary of inventories is as follows:


                                      (In thousands of Spanish pesetas)
                                      ---------------------------------

          Raw material                             342.014
          Work is process                                0
          Finished goods                           211.789
                                                   -------

          Total                                    553.803
                                                   =======

(3)  DEBT

      A summary of the Company's bank loans and credits is as follows:

                                                                                             Weighted
Type of                                        Maximum       Short term     Long term         average        Collateral
Financing                          Due Date     limit            due           due         interest rate     Guarantee
---------                          --------     -----            ---           ---         -------------     ---------
                                                   --- (In Thousand of Spanish pesetas) ---
BBVA Loan                           9/27/02         35.000          20.000         15.000    Mibor+0,91      Mortgage (1)
BBVA Credit Policy                     2001        100.000          84.484              -          5,25      None     (1)
BSCH Loan                           9/15/03         27.521           9.174         18.347          4,30      None     (2)
Banco Sabadell Loan                 6/30/05         40.000           4.498         35.502           3,5      None
Banco Sabadell Loan                 7/15/05         40.000          11.944         28.056          6,00      SGR      (3)
CDTI Loan                          12/31/02         37.200          18.600         18.600             0      None     (4)
Caixa Catalunya Loan               11/17/07         43.120               -         43.120           5,4      None
Caixa Catalunya Credit Policy      10/01/08        195.500          11.286         79.006    Mibor+0,75      Mortgage
Other Overdrafts                       2001         31.911          31.911              -             -      None
                                                   -------         -------        -------
                                                                   191.897        237.631
                                                                   -------        -------
Total                                              550.252                 429.528
                                                   =======                 ========

     (1)  BBVA means Banco Bilbao Vizcaya Argentaria
     (2)  BSCH means Banco Santander Central Hispano
     (3)  SGR means Company of Mutual Guarantees of Valencia.
     (4)  CDTI means Center for the Development of Industrial Technology

(4) INCOME TAXES

     Income taxes expense differs from the amounts computed by applying the Spanish income tax rate of 35% to pretax income as a result of the following:

                                                                           Thousands of Spanish Pesetas
                                                                           ----------------------------
     Computed expected tax expense (35% on income as per Income Statement of
      Pesetas 230.713 Thousands)                                                                 80.750

     Research and Development allowable expenses                                                 (4.625)
                                                                                                 ------

     Actual Tax expense (Effective rate: 33%)                                                    76.125
                                                                                                 ======


     Deferred tax liabilities, arising mainly from prior years accelerated depreciation, are registered as Other Debts with Public Authorities. Year end balance amounts to Pts. 27.422 Thousands.

     During the year 2000, the Tax Authorities have initiated investigation procedures to verify the proper compliance of the tax obligations of the Company in connection with the Corporation Income Tax from 1996 to 1998, the Value Added Tax (VAT) from 1997 to 1999, and the withholdings and the payments on account on the Personal and Professional Income from 1997 to 1999. At present, the final outcome of these investigation procedures is still unknown.

     In accordance with tax legislation, tax returns cannot be considered final until approved by the tax authorities within a maximum period of four years from the date the return was filed.

     The Company's tax returns filed for the last four fiscal periods are open to inspection. Due to the possible different interpretations of the applicable tax legislation on Company operations, the future tax inspections in respect to the fiscal years open to inspection could give rise to tax liabilities of a contingent nature, the outcome of which is impossible to quantify objectively.

     Management considers that the provisions for taxes accounted for in the financial statements reasonably cover any possible liability which could arise from eventual tax inspections.

(5) RELATED PARTIES

     The remuneration of the members of the Board of Directors has been Pesetas
     32.109 thousands for the year 2000.

(6) CAPITAL STOCK

     At December 31, 2000, the Company had issued and outstanding 19.500 shares of 10.000 pesetas par value each, fully subscribed and paid-in. During the year 2000 a dividend of Pesetas 59.998 thousands has been approved, debited to Voluntary Reserves. There is an amount of Pesetas 8.481 thousands that still have not been paid to the stockholders.

(7) BUSINESS AND CREDIT CONCENTRATIONS

     The following table shows the percentage of total revenues contributed by significant customers for the period presented. A significant customer is defined as one contributing 10% or more of total revenues:


                                     (In thousands of Spanish pesetas)
                                     ---------------------------------

     Burkina Fasso Project                                 23%
     Rest of the clients                                   77%


(8) GEOGRAPHIC DISTRIBUTION OF PRODUCT REVENUES

     Total product revenues are summarized as a percentage by geographic area as follows:

                                                                         (In thousands of Spanish pesetas)
                                                                         ---------------------------------
     Domestic                                                                              801.342
     Export:
     -Europe (European Economic Community)                                                 569.921
     -Others                                                                             1.077.931
                                                                                         ---------

                                                                                         2.449.194
                                                                                         =========

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders of
Aplicaciones Tecnicas de la Energia, S.A.


We have audited the accompanying balance sheet of Aplicaciones Tecnicas de la Energia, S.A. as of December 31, 1999, and the related statements of income, stockholders' equity and cash flows for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aplicaciones Tecnicas de la Energia, S.A. as of December 31, 1999, and the results of its operations and its cash flows for the year ended December 31, 1999, in conformity with generally accepted accounting principles in the United States of America.



SERESPA, S.A.
(Registered with the number S1053)



Fernando Puyuelo Ramos
Partner

June 12, 2000

BALANCE SHEET FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                                                (In thousands of
                                                                Spanish Pesetas)
                                                                ----------------

CURRENT ASSETS

Cash and cash equivalents                                             50,728
Accounts receivable
    Trade, net of allowance for doubtful accounts of
    Pesetas 51.140 Thousands
    Other (Public Authorities)                                       126,062
Inventories                                                          612,966
                                                                ------------
    TOTAL CURRENT ASSETS                                           1,266,325

INVESTMENTS IN JOINT VENTURES                                         40,922

INTANGIBLE AND DEFERRED EXPENSES Net of
amortization of Pesetas 64.273

PROPERTY AND EQUIPMENT
    Land and buildings                                               283,798
    Machinery and equipment                                           86,142
    Furniture and fixtures                                           110,689
                                                                ------------
                                                                     480,629
    Less accumulated depreciation                                   (119,311)
                                                                ------------
    TOTAL PROPERTY AND EQUIPMENT-NET                                 361,318

                                                                ------------
    TOTAL ASSETS                                                   1,672,752
                                                                ============
    LIABILITIES AND STOCKHOLDERS' EQUITY
    ------------------------------------

SHORT TERM CREDITORS
    Bank loans and credits                                            83,427
    Accounts payable                                                 715,916
    Other short term creditors:
      Public Authorities
       Income tax payable                                             35,685
       Other debts with Public Authorities                            29,795
                                                                ------------
    TOTAL SHORT TERM CREDITORS                                       864,823

LONG TERM CREDITORS
    Bank loans and credits                                           176,231
    Other loans                                                            0
    Group Companies payable                                            3,806
                                                                ------------
    TOTAL LONG TERM CREDITORS                                        180,037

PROVISIONS FOR RISKS AND EXPENSES                                     79,396


    Common Stock (19,500 oustanding and issued shares
    of 10.000 pesetas par value each)                                195,000
    Retained earnings                                                353,496
                                                                ------------
    TOTAL STOCKHOLDERS' EQUITY                                       548,496

                                                                ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     1,672,752
                                                                ============

To be read in conjunction to accompanying notes to financial statements

APLICACIONES TECNICAS DE LA ENERGIA, S.A.
-----------------------------------------

STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------



                                                            (In thousands of
                                                            Spanish Pesetas)
                                                            ----------------

REVENUES:


    Product sales                                                   2,032,071
    Other revenues                                                     26,004
                                                            -----------------
         Total revenues                                             2,058,075

COST OF REVENUES

    Product sales                                                   1,482,594
    Other costs                                                        59,071
                                                            -----------------
         Total cost of revenues                                     1,541,665
                                                            -----------------

         Gross profit                                                 516,410
                                                            -----------------

OPERATING EXPENSES

    Product development expenses                                        8,961
    General and adminidtrative expenses                               121,662
    Selling expenses                                                  193,816
    Other operating expenses                                           64,919
                                                            -----------------
                  Operating expenses                                  389,358

                                                            -----------------
                  Net income from operations                          127,052
                                                            -----------------

OTHER INCOME

    Interest expense/exhange losses                                    32,175
    Interest income/exchange gains                                    (22,301)
    Other expense                                                       4,652
                                                            -----------------
                  Other expense (net)                                  14,526

                                                            -----------------
INCOME BEFORE TAX EXPENSE                                             112,526
                                                            -----------------

                                                                       35,685

                                                            -----------------
NET INCOME                                                             76,841
                                                            -----------------

To be read in conjunction to accompanying notes to financial statements

APLICACIONES TECNICAS DE LA ENERGIA, S.A.
-----------------------------------------

STATEMENT OF STOCKHOLDERS' EQUITY FOR THE YEAR ENDED DECEMBER 31, 1999
----------------------------------------------------------------------


                                  Common Stock    Retained earnings     Total
                                  ------------    -----------------    -------

Balance at 31/12/98                  195,000            276,655        471,655

Net income                                --             76,841         76,841
                                     -------            -------        -------

Balance at  31/12/99                 195,000            353,496        548,496
                                     =======            =======        =======

To be read in conjunction to accompanying notes to financial statements

APLICACIONES TECNICAS DE LA ENERGIA, S.A.
-----------------------------------------

STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1999
------------------------------------------------------------


                                                                                        (In thousands
                                                                                          of Spanish
                                                                                           Pesetas)
                                                                                        --------------
CASH FLOWS FROM OPERATING ACTIVITIES:

    Net income                                                                                  76,841

    Adjustments to reconcile net income to net
    cash provided by operating activities:
         Depreciation and amortization                                                          22,954
         Long term provisions for risks and expenses                                            26,911
         Changes in working capital items:
           Accounts receivable                                                                 (61,277)
           Inventories                                                                         (83,489)
           Accounts payable and accrued expenses                                               163,639
           Other                                                                               (52,418)
                                                                                    ------------------
    Net cash provided by operating activities                                                   93,161

CASH FLOWS FROM INVESTING ACTIVITIES:

      Intangible and deferred expenditures                                                        (699)
      Capital  expenditures                                                                    (80,402)
      Investment in joint ventures                                                              38,526
                                                                                    ------------------


    Net cash used in investing activities                                                      (42,575)

CASH FLOWS FROM FINANCING ACTIVITIES:

      Increase (Decrease) of long-term debt                                                    (56,631)
      Dividends  on reserves paid or credited to accounts payable to stockholders                    0
                                                                                    ------------------

    Net cash used in financing activities                                                      (56,631)

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                       (6,045)
                                                                                    ------------------

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                                  56,773
                                                                                    ------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                                        50,728
                                                                                    ==================

CASH PAID FOR INCOME TAXES                                                                      13,182
                                                                                    ==================

CASH PAID FOR INTEREST                                                                          17,176
                                                                                    ==================

To be read in conjunction to accompanying notes to financial statements

APLICACIONES TECNICAS DE LA ENERGIA, S.A.
-----------------------------------------

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1999
----------------------------------------------------------------------


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.   Description of Business

     Aplicaciones Tecnicas de la Energia, S.A. (the Company) was incorporated in Valencia (Spain) on July 27/th/, 1983.

     The business of the Company is the manufacturing, purchase, export, commercialization, distribution, representation, installation, assembling, import, rent and sale of systems, equipment and industrial electric data processing and telecommunications components, and other related activities.

     The company operates in only one business segment, as substantially all of its combined revenues, net income and assets are derived from the development, manufacturing, marketing and sale of photovoltaic solar cells, modules and panels for generating solar electric power. Solar cells are semi-conductor devices, which convert sunlight directly into electricity. Solar electric power is used off the electric utility grid for many applications in the communications and transportation industries and in remote villages and homes.

2.   Investment in joint ventures

     The 50% joint venture is accounted for under the equity method of accounting.


3.   Cash equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

4.   Fair Value of Financial Instruments

     The Company's financial instruments consist primarily of cash, accounts receivable, accounts payable, accrued expenses and borrowings. The carrying values of cash, accounts receivable, accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these balances.

5.   Inventories

     Inventories are reported at lower of cost of market. Cost is determined using the weighted average method.

6.   Property and Equipment

     The Company accounts for long - lived assets in accordance with the provisions of SFAS No. 121 "Accounting for the Impairment of Long - Lived Assets and for Long - Lived Assets to Be Disposed Of". This Statement requires that long lived assets and certain identifiable intangibles be reviewed for impairment whenever events of changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell.

     Property and equipment is recorded at cost. Depreciation is computed using the straight-line method based on the assets' estimated useful lives, ranging from 3 to 33 years. Repairs, maintenance and minor renewals cost which do not increase the useful life of an asset are charged to expense as incurred.

7.   Capital stock

     The company had issued and outstanding 19.500 shares of Ptas. 10.000 per value each, fully subscribed and paid in.

8.   Revenue Recognition

     Revenue from product sales are recognized when products are shipped.

9.   Product Development Expenses

     These expenses represent the material, labor and overhead cost incurred to develop processes.

10.  Income Taxes

     The Company accounts for income taxes in accordance with the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using current tax rates as no changes are envisaged.

(3)  DEBT

       A summary of the Company's bank loans and credits is as follows:

                                                                                   Weighted
Type of                                        Maximum   Short term  Long term      average       Collateral
Financing                          Due Date     limit        due        due      interest rate    Guarantee
----------                         --------     -----        ---        ---      -------------    ---------
                                           --- (In Thousand of Spanish pesetas) ---

BBVA Loan                           9/27/02     55.000     20.000      35.000     Mibor+0,5  Mortgage (1)
BSCH Loan                           9/15/03     36.694      9.174      27.520          4,30  None     (2)
Banco Sabadell Loan                 6/30/05     40.000          -      40.000           4,9  None
Banco Sabadell Loan                 7/15/05     40.000      3.489      36.511           5,3  SGR      (3)
CDTI Loan                          12/31/02     37.200     18.600      37.200             0  None     (4)
Caixa Catalunya Credit Policy      10/01/08    220.000     22.265                Mibor+0,75  Mortgage
Notes receivable discounted,
not yet due                                     40.000      9.899                         6  None
                                                          -------     -------
                                                           83.427     176.231
Total                                          468.894    259.658
                                               =======    =======

     (5)  BBVA means Banco Bilbao Vizcaya Argentaria
     (6)  BSCH means Banco Santander Central Hispano
     (7)  SGR means Company of Mutual Guarantees of Valencia.
     (8)  CDTI means Center for the Development of Industrial Technology



     Maturities of the long term debts-
     ----------------------------------

                                                        Maturity. Year Ending
                                                        ---------------------
                                                ---(Thousands of Spanish Pesetas)---
                            Long Term
                               due         2001      2.002      2.003      2.004      2.005
                               ---         ----      -----      -----      -----      -----
BBVA Loan                    35.000       20.000     15.000
BCH Loan                     27.520        9.173      9.173      9.174
Banco Sabadell Loan          40.000       11.944      7.014      7.014      7.014      7.014
Banco Sabadell Loan          36.511        7.297      7.740      8.211      8.711      4.552
CDTI Loan                    37.200       18.600     18.600

Total                       176.231       67.014     57.527     24.399     15.725     11.566
                            =======       ======     ======     ======     ======     ======



     Unused credit lines-
     -------------------

                                                                      Thousand of Pesetas.
                                                                      --------------------
Unused portion of credit lines                                        179.135
Other credit lines available for discount of notes receivable          30.101
                                                                      -------

       Total unused credit lines                                      209.236
                                                                      =======

     Pledged assets - The detail of the assets which are encumbered in guarantee
     --------------
     of debts are as follows:



                                Debt       Outstanding capital   Interest Rate
                                ----       ------------------    -------------
                                            (In thousands of
                                                pesetas)

Concept
-------

Valencia's premises      BBVA Loan              55.000           Mibor + 0,5
(Land and buildings)     Caixa Catalunya loan   22,265           Mibor + 0,75
                                                ------
                                                77,265
                                                ======

     Interest expense- Total interest expense for the year 1999 amounted to Pts.
     ----------------
     17.176 thousands.



(4) INCOME TAXES

     Income taxes expense differs from the amounts computed by applying the Spanish income tax rate of 35% to pretax income as a result of the following:


                                                   Thousands of Spanish Pesetas
                                                   ----------------------------

     Computed expected tax expense (35% on income as per
     Income Statement of Pesetas 112.526 Thousands)                    39.384
     Non tax allowable expenses                                         2.846

     Research and Development allowable expenses                       (6.545)
                                                                       ------

     Actual Tax expense (Effective rate: 32%)                          35.685
                                                                       ======

     Deferred tax liabilities, arising mainly from prior years accelerated depreciation, are registered as Other Debts with Public Authorities. Year end balance amounts to Pts. 28.299 Thousands.

     In accordance with tax legislation, tax returns cannot be considered final until approved by the tax authorities within a maximum period of four years from the date the return was filed.

     The Company's tax returns filed for the last four fiscal periods are open to inspection. Due to the possible different interpretations of the applicable tax legislation on Company operations, the future tax inspections in respect to the fiscal years open to inspection could give rise to tax liabilities of a contingent nature, the amount of which is impossible to quantify objectively.

     Management considers that the provisions for taxes accounted for in the financial statements reasonably cover any possible liability which could arise from eventual tax inspections.

(5) RELATED PARTIES


     The remuneration of the members of the Board of Directors has been Pesetas
     16.150 thousands for the year 1999.

(6) CAPITAL STOCK

     At December 31, 1999, the Company had issued and outstanding 19.500 shares of 10.000 pesetas par value each, fully subscribed and paid-in.


(8) BUSINESS AND CREDIT CONCENTRATIONS

     The following table shows the percentage of total revenues contributed by significant customers for the period presented. A significant customer is defined as one contributing 10% or more of total revenues:


     Burkina Fasso Project                           45%
     Rest of the clients                             55%

(9) GEOGRAPHIC DISTRIBUTION OF PRODUCT REVENUES

     Total product revenues are summarized as a percentage by geographic area as follows:

                                                           (In thousands of Spanish pesetas)
                                                           ---------------------------------
     Domestic                                                                  785.3
     Export:
     -Europe (European Economic Community)                                     102.7
     -Others                                                                 1.144.0
                                                                           ---------

                                                                             2.032.0
                                                                           =========

                   Aplicaciones Tecnicas De La Energia, S.A.
                                 Balance Sheet
                              September 30, 2001

                                  (Unaudited)

                       (In thousands of Spanish pesetas)



Current assets:
Cash and cash equivalents                                                102,931
Accounts receivable                                                    1,052,599
Inventories                                                              636,294
Prepaid assets                                                             3,069
                                                                   -------------
      Total current assets                                             1,794,893

Property, plant & equipment,                                             513,925
   net
Other investments                                                        126,903
Goodwill and other intangibles                                             7,825
                                                                   -------------
          Total assets                                                 2,443,546
                                                                   =============

Current liabilities:
Short-term borrowings                                                    528,924
Accounts payable                                                         903,698
Accrued expenses                                                             262
                                                                   -------------
       Total current liabilities                                       1,432,884

Lon-term borrowings                                                      160,541
Other liabilities                                                         82,404
                                                                   -------------
     Total liabilities                                                 1,675,829

Shareholders equity:
Common stock                                                             195,000
Retained earnings                                                        572,717
                                                                   -------------
       Total shareholders equity                                         767,717
                                                                   -------------

Total liabilities & stockholders'
      equity                                                           2,443,546
                                                                   =============


                See accompanying notes to the above statement.

                   Aplicaciones Tecnicas De La Energia, S.A.
                              Statement of Income
                  For the Nine Month Ended September 30, 2001


                                  (Unaudited)

                       (In thousands of Spanish pesetas)



Revenues                                                             2,602,542

Cost of revenues                                                     1,910,470
                                                                  ------------

        Gross profit                                                   692,072


Operating expenses                                                     339,544
                                                                  ------------

        Operating income                                               352,528

Interest expense, net                                                   10,840
Other income                                                              (148)
                                                                  ------------

Earnings before tax                                                    341,836

Income tax                                                             110,536
                                                                  ------------

Net income                                                             231,300
                                                                  ============



                See accompanying notes to the above statement.

                   Aplicaciones Tecnicas De La Energia, S.A.
                            Statement of Cash Flows
                  For the Nine Months Ended September 30, 2001


                                  (Unaudited)

Cash flows from Operating Activities
Net income                                                                                                       231,300

Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization                                                                                  31,110
   Changes in working capital items:
      Accounts receivable                                                                                       (191,085)
      Inventories                                                                                                (82,491)
      Accounts payable and accrued expenses                                                                      174,982
      Other liabilities                                                                                         (248,713)
      Other                                                                                                         (792)
                                                                                                               ---------

Net cash used in operating activities                                                                            (85,689)
                                                                                                               ---------

Cash flows from Investing Activities:

Capital expenditures                                                                                            (123,493)
Investments                                                                                                      (61,302)
                                                                                                               ---------
Net cash used in investing activities                                                                           (184,795)
                                                                                                               ---------

Cash flows from Financing Activities:

Increase in borrowings                                                                                           335,918
                                                                                                               ---------
Net cash from financing activities                                                                               335,918
                                                                                                               ---------
NET INCREASE IN CASHAND CASH EQUIVALENTS                                                                          65,434

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                                                    37,497
                                                                                                               ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                                                         102,931
                                                                                                               =========

                See accompanying notes to the above statement.

APLICACIONES TECNICAS DE LA ENERGIA, S.A.
-----------------------------------------

NOTES TO THE FINANCIAL STATEMENTS FOR THE NINE MONTHS SEPTEMBER 30, 2001
------------------------------------------------------------------------

(Unaudited)

(1)  General

The accompanying financial statements for the nine months ended September 30, 2001 have been prepared by Aplicaciones Tecnicas De La Energia, S.A. (Company) without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to present fairly the financial position and operating results of the Company as of and for the period. Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. However, management of the Company believes that the disclosures herein are adequate to make the information presented not misleading.

                               AstroPower, Inc.
        Unaudited Condensed Pro Forma Consolidated Financial Statements
       For the Acquisition of Aplicaciones Tecnicas De La Energia, S.A.


The following unaudited condensed pro forma consolidated financial statements and explanatory notes reflect the acquisition of Aplicaciones Tecnicas De La Energia, S.A. ("Atersa") by AstroPower, Inc. ("AstroPower" or the "Company"). On September 11, 2001, the Company acquired all of the outstanding capital stock of Atersa for $22.2 million in a stock and cash transaction. Atersa shareholders received $12.8 million in cash and certain shareholders received, in aggregate, 183,984 restricted shares of the Company's common stock valued at $7.9 million for accounting purposes. The value of the common stock was determined based on the average market price of the Company's stock over the five-day period before and after the terms of the acquisition were agreed to and announced. In addition, $1.5 million of acquisition costs were incurred by the Company. The purchase agreement also provides for an adjustment to the purchase price based on a working capital adjustment calculation. This working capital adjustment has not yet been determined.

As a result of the acquisition of Atersa, the Company also acquired Atersa's 50% joint venture interest in AstroPower-Atersa, S.A. ("AstraSolar"). Previous to the acquisition, 50% of AstraSolar was owned by the Company. By virtue of the acquisition, AstraSolar is now 100% owned by the Company.

An unaudited proforma condensed consolidated balance sheet as of September 30, 2001 has not been presented since the acquisition occurred on September 11, 2001 and is already reflected in the Registrant's unaudited condensed consolidated balance sheet which was previously filed in the Company's quarterly report on Form 10-Q as of and for the nine months ended September 30, 2001. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2000 assumes that the acquisition was consummated on January 1, 2000 and the unaudited condensed pro forma consolidated statement of income for the nine months ended September 30, 2001 assumes that the acquisition was consummated on January 1, 2001. The acquisition has been accounted for under the purchase method of accounting.

Certain pro forma adjustments are based on preliminary estimates. Final allocations will be made on the basis of further evaluations and, therefore, such allocations may differ from those reflected in the pro forma financial statements.

The unaudited condensed pro forma statements of operations are not necessarily indicative of the results of operations of the Company had the Atersa acquisition occurred at the beginning of the periods presented, nor are they necessarily indicative of the results of future operations. These statements should be read in conjunction with the separate historical financial statements and notes thereto of AstroPower and, of Atersa (included herein).

                               AstroPower, Inc.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              SEPTEMBER 30, 2001

                                                                      Astra-               Pro Forma                 Pro Forma
                                     AstroPower (a)   Atersa (b)     Solar (c)            Adjustments                  Total
                                    ---------------  ------------   -----------          -------------              -----------
Current assets:
Cash and cash equivalents           $ 72,513,544        562,703       189,369            (12,777,292)  (d)          60,488,324
Accounts receivable                   17,889,869      5,754,358     1,819,494            (4,4443,724)  (f)          21,019,997
Inventories                           21,373,467      3,478,500        94,307                286,000   (d)          25,232,274
Prepaid assets                         1,892,000         16,776        21,619                      -                 1,930,395
Deferred tax asset                     7,801,849              -             -                      -                 7,801,849
                                    ------------    -----------    ----------           ------------              ------------
      Total current assets           121,470,729      9,812,337     2,124,789            (16,935,016)              116,472,839

Property, plant & equipment,
   net                                24,156,045      2,809,530     1,213,473              2,044,638   (d)          30,223,686
Investment in joint venture              477,598              -             -                      -                   477,598
Other investments                      2,600,797        693,754             -             (1,219,388)  (e)           2,075,163
Goodwill and other intangibles             6,413         42,781         9,163             16,375,463   (d)          16,433,820
Other                                          -              -       895,027               (895,027)  (f)                   -
                                    ------------    -----------    ----------           ------------              ------------
          Total assets              $148,711,582     13,358,402     4,242,452               (629,330)              165,683,106
                                    ============    ===========    ==========           ============              ============
Current liabilities:
Short-term borrowings                          -      2,891,528     1,227,797                      -                 4,119,325
Accounts payable                    $  8,316,627      4,940,342       757,666             (4,443,724)  (f)           9,570,911
Accrued payroll                        1,094,893              -             -                      -                 1,094,893
Accrued expenses                         358,939          1,434             -              1,500,000   (d)           1,860,373
                                    ------------    -----------    ----------           ------------              ------------
       Total current liabilities       9,770,459      7,833,304     1,985,463             (2,943,724)               16,645,502

Long-term borrowings                           -        877,648     1,037,601                      -                 1,915,249
Deferred tax liability                 2,158,169                                                                     2,158,169
Other liabilities                        613,202        450,486             -                (77,968)  (d)(f)          982,747
                                    ------------    -----------    ----------           ------------              ------------
     Total liabilities                12,541,830      9,161,438     3,023,064             (3,021,692)               21,704,640

Shareholders equity:
Common stock                             141,453      1,066,128     1,790,053             (2,854,341)  (d)             143,293
Paid-In capital                      131,074,545              -             -              7,806,874   (d)         138,881,419
Retained earnings (accum. loss)        4,953,754      3,130,836      (570,665)            (2,560,171)  (d)           4,953,754
                                    ------------    -----------    ----------           ------------              ------------
       Total shareholders equity     136,169,752      4,196,964     1,219,388              2,392,362               143,978,466
                                    ------------    -----------    ----------           ------------              ------------


Total liabilities &  stockholders'  $149,711,582     13,358,402     4,242,452               (629,330)              165,683,106
      equity                        ============    ===========    ==========           ============              ============

See notes to unaudited pro forma consolidated financial statements.

                               AstroPower, Inc.

      UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 2001

                                                                             Astra-         Pro Forma          Pro Forma
                                         AstroPower (a)     Atersa (b)      Solar (c)      Adjustments          Totals
                                        ----------------   ------------    -----------   ---------------     -------------
Revenues                                  $ 46,214,069      14,002,699      3,297,853    9,704,133)  (d)        53,810,488

Cost of revenues                            31,891,174      10,279,079      3,066,774    9,410,133)  (e)        35,826,894
                                          ------------     -----------     ----------   ----------             -----------

Gross profit                                14,322,895       3,723,620        231,079     (294,000)             17,983,594

Operating expenses                          14,058,922       1,826,881        446,082        8,155   (f)        16,340,040
                                          ------------     -----------     ----------   ----------             -----------

Operating income                               263,973       1,896,739       (215,003)    (302,155)              1,643,554

Interest income (expense), net               2,202,273         (58,324)      (157,050)    (479,138)  (g)         1,507,761
Other                                          (70,594)            794              -      186,027   (h)           116,227
                                          ------------     -----------     ----------   ----------             -----------

Earnings before tax                          2,395,652       1,839,209       (372,053)    (592,266)              3,267,542

Income tax                                     634,945         594,727              -     (218,762)   (i)        1,010,910
                                          ------------     -----------     ----------   ----------             -----------

Net income                                $  1,760,707       1,244,482       (372,053)    (376,504)              2,256,632
                                          ============     ===========     ==========   ==========             ===========

Net income per share-basic                $       0.13                                                                0.17
                                          ============                                                         ===========
Net income per share-diluted              $       0.12                                                                0.15
                                          ============                                                         ===========
Weighted average shares
outstanding-basic                           13,274,929                                                          13,458,913
                                          ============                                                         ===========
Weighted average shares
outstanding-diluted                         14,706,549                                                          14,890,533
                                          ============                                                         ===========

    See notes to unaudited condensed pro forma consolidated statements of operations.

                               AstroPower, Inc.

      UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 2000

                                                                  Astra-           Pro Forma             Pro Forma
                                AstroPower (a)     Atersa (b)     Solar (c)       Adjustments             Totals
                               ---------------    -----------    ----------     --------------          -----------
Revenue                          $  49,786,855     13,606,691     3,199,431         (9,668,215)  (d)     56,924,762

Cost of revenues                    34,882,301      9,752,589     2,611,149         (9,371,215)  (e)(f)  37,874,824
                                 -------------    -----------    ----------     --------------          -----------

Gross profit                        14,904,554      3,854,102       588,282           (297,000)          19,049,938

Operating expenses                  11,591,966      2,349,462       547,308             11,321   (f)     14,500,057
                                 -------------    -----------    ----------     --------------          -----------

Operating Income                     3,312,588      1,504,640        40,974           (308,321)           4,549,881

Interest income (expense), net       1,456,663       (143,877)      (34,809)          (766,620)  (g)        511,357
Other                                 (219,835)       (82,779)      (84,263)            39,049   (h)       (347,828)
                                 -------------    -----------    ----------     --------------          -----------

Earnings before tax                  4,549,416      1,227,984       (78,098)        (1,035,892)           4,713,410

Income tax                           1,088,780        421,677             -           (322,482)  (i)      1,187,975
                                 -------------    -----------    ----------     --------------          -----------

Net income                       $   3,460,636        856,307       (78,098)          (713,410)           3,525,435
                                 =============    ===========    ==========     ==============          ===========

Net income per share-basic       $        0.30                                                                 0.30
                                 =============                                                          ===========
Net income per share-diluted     $        0.27                                                                 0.27
                                 =============                                                          ===========

Weighted average shares
outstanding-basic                   11,502,426                                                           11,686,410
                                 =============                                                          ===========
Weighted average shares
outstanding-diluted                 12,873,063                                                           13,057,047
                                 =============                                                          ===========

    See notes to unaudited condensed pro forma consolidated statements of operations.

ASTROPOWER, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


1. UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

     (a) This column represents the consolidated statement of income of AstroPower for the nine months ended September 30, 2000.

     (b) This column represents the consolidated statement of income of Atersa for the nine months ended September 30, 2000.

     (c) This column represents the consolidated statement of income of AstraSolar for the nine months ended September 30, 2000.

     (d) Represents the elimination of pro forma intercompany revenues. All sales among the Company, Atersa and AstraSolar have been eliminated.

     (e) Represents the adjustment to Cost of Revenues related to (d) above, the inventory fair market value write-up expensed during the period and increased depreciation expense related to the fair value write-up of Plant, Property and Equipment.

     (f) Represents net increased depreciation expense related to the fair value write-up of Plant, Property and Equipment.

     (g) Represents decreased interest income resulting from the cash outflow by the Company for the acquisition of Atersa.

     (h) Represents the elimination of AstraSolar joint venture results previously recorded under equity accounting rules.

     (i) Represents the income tax effect of the entries provided at (e), (f) and (g) above.

3. UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS FOR THE YEAR ENDED DECEMBER 31, 2000.


     (a) This column represents the consolidated statement of income of AstroPower for the year ended December 31, 2001.

     (b) This column represents the consolidated statement of income of Atersa for the year ended December 31, 2001.

     (c) This column represents the consolidated statement of income of AstraSolar for the year ended December 31, 2001.

     (d) Represents the elimination of pro forma intercompany revenues. All sales among the Company, Atersa and AstraSolar have been eliminated.

     (e) Represents the adjustment to Cost of Revenues related to (d) above, the inventory fair market value write-up expensed during the period and the increased depreciation expense related to the fair value write-up of Plant, Property and Equipment.

     (f) Represents net increased depreciation expense related to the fair value write-up of Plant, Property and Equipment.

     (g) Represents decreased interest income resulting from the cash outflow by the Company for the acquisition of Atersa.

     (h) Represents the elimination of AstraSolar joint venture results previously recorded under equity accounting rules.

     (i) Represents the income tax effect of the entries provided at (e), (f) and (g) above.

                                 Exhibit Index


23. Consent of Independent Auditors